                                                                    Exhibit 2.17


          INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dated as of February 5, 2003 (this "Instrument"), among CORPORACION DURANGO, S.A. DE C.V. (f/k/a Grupo Industrial Durango, S.A. de C.V.), a variable capital company organized under the laws of the United Mexican States, having its principal office at Torre Corporativo Durango, Potasio 150, Ciudad Industrial, Durango, Durango, United Mexican States 34208 (the "Company"), JPMORGAN CHASE BANK (formerly, The Chase Manhattan Bank), a banking corporation duly organized and existing under the laws of the State of New York, having its corporate trust office at Four New York Plaza, 15th Floor, New York, New York 10004 (the "Resigning Trustee"), and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States, having its principal corporate trust office at MAC N9303-120, Sixth and Marquette, Minneapolis, Minnesota 55479, as successor Trustee (the "Successor Trustee").

                                    RECITALS

          There are presently outstanding:

          (i) $18,230,000 in aggregate principal amount of the Company's 12 5/8% Notes due 2003 (the "12 5/8% Notes")under the Indenture, dated as of July 25, 1996, between the Company and the Resigning Trustee, as supplemented by the First Supplemental Indenture, dated as of August 27, 2001, between the Company and the Resigning Trustee;

          (ii) $301,743,000 in aggregate principal amount of the Company's 13 1/8% Senior Notes Due 2006 (the "13 1/8% Notes") under the Indenture, dated as of February 5, 2001, between the Company and the Resigning Trustee, as supplemented by the First Supplemental Indenture, dated as of October 8, 2001, among the Company, Grupo Industrial Durango, S.A. de C.V. and the Resigning Trustee, and as further supplemented by the Second Supplemental Indenture, dated as of June 24, 2002, among the Company, Empaques de Carton Titan, S.A. de C.V., Compania Papelera de Atenquique, S.A. de C.V., Ponderosa Industrial de Mexico, S.A. de C.V., Industrias Centauro, S.A. de C.V. and the Resigning Trustee;

          (iii) $10,363,000 in aggregate principal amount of the Company's 13 1/2% Senior Notes Due 2008 (the "13 1/2% Notes") under the Indenture, dated as of September 13, 2001, between the Company and the Resigning Trustee, as supplemented by the First Supplemental Indenture, dated as of October 8, 2001, among the Company, Grupo Industrial Durango, S.A. de C.V. and the Resigning Trustee, and as further supplemented by the Second Supplemental Indenture, dated as of June 24, 2002, among the Company, Empaques de Carton Titan, S.A. de C.V., Compania Papelera de Atenquique, S.A. de C.V., Ponderosa Industrial de Mexico, S.A. de C.V., Industrias Centauro, S.A. de C.V. and the Resigning Trustee; and

          (iv) $175,000,000 in aggregate principal amount of the Company's 13 3/4% Senior Notes due 2009 (the "13 3/4% Notes") under the Indenture, dated as of June 24, 2002, between the Company and the Resigning Trustee, as supplemented by the First Supplemental Indenture, dated as of June 24, 2002, among the Company, Empaques de Carton Titan, S.A. de C.V., Compania Papelera de Atenquique, S.A. de C.V., Ponderosa Industrial de Mexico, S.A. de C.V., Industrias Centauro, S.A. de C.V. and the Resigning Trustee (the Notes described in clauses (i) through (iv) above are hereinafter referred to as the "Securities", and the Indentures described in clauses (i) through (iv) above are hereinafter referred to as the "Indentures").

          The Resigning Trustee wishes to resign as Trustee under each of the Indentures; the Company wishes to appoint the Successor Trustee to succeed the Resigning Trustee as Trustee under each of the Indentures; and the Successor Trustee wishes to accept appointment as Trustee under each of the Indentures.

          NOW, THEREFORE, in consideration of the mutual covenants and promises herein, the receipt and sufficiency of which are hereby acknowledged, the Company, the Resigning Trustee and the Successor Trustee agree as follows:

                                   ARTICLE ONE
                              THE RESIGNING TRUSTEE

          Section 101. Pursuant to Section 610(b) of each of the Indentures, the Resigning Trustee hereby notifies the Company that the Resigning Trustee is hereby resigning as Trustee under each of the Indentures.

          Section 102. The Resigning Trustee hereby represents and warrants to the Successor Trustee and the Company that:

               (a) No covenant or condition contained in any of the Indentures has been waived by the Resigning Trustee.

               (b) There is no action, suit or proceeding pending or, to the best of the knowledge of the responsible officers of the Resigning Trustee assigned to its corporate trust department, threatened against the Resigning Trustee before any court or governmental authority arising out of any action or omission by the Resigning Trustee as Trustee under each of the Indentures.

               (c) This Instrument has been duly authorized, executed and delivered on behalf of the Resigning Trustee.

               (d) To the best of the knowledge of the responsible officers of the Resigning Trustee assigned to its corporate trust department, except for (i) the default in the payment of the installment of interest which was due and payable January 15, 2003 with respect to the Company's 13 3/4% Notes and (ii) the default in the payment of the installment of interest which was due and payable January 31, 2003 with respect to the Company's 12 5/8% Notes, 13 1/8% Notes and 13 1/2% Notes, no Event of Default and no other event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing under each of the Indentures.

               (e) To the best of the knowledge of the responsible officers of the Resigning Trustee assigned to its corporate trust department, except as provided herein, the Indentures have not been amended or modified and are in full force and effect.

               (f) (i) $18,230,000 in aggregate principal amount of the 12 5/8% Notes, (ii) 301,743,000 in aggregate principal amount of the 13 1/8% Notes, (iii) $10,363,000 in aggregate principal amount of the 13 1/2% Notes, and (iv) $175,000,000 in aggregate principal amount of the 13 3/4% Notes are outstanding.

               (g) (i) Interest on the 12 5/8% Notes has been paid through August 1, 2002, (ii) interest on the 13 1/8% Notes has been paid through August 1, 2002, (iii) interest on the 13 1/2% Notes has been paid through August 1, 2002, and (iv) no interest on the 13 3/4% Notes has been paid.

               (h) The Resigning Trustee has made, or promptly will make, available to the Successor Trustee originals, if available, or copies in its possession, of all documents relating to the trust created by the Indenture (the "Trust") and all information in the possession of its corporate trust department relating to the administration and status of the Trust.

          Section 103. The Resigning Trustee hereby assigns, transfers, delivers and confirms to the Successor Trustee all right, title and interest of the Resigning Trustee in and to the trust under each of the Indentures, all the rights, powers, trusts and duties of the Resigning Trustee under each of the Indentures and all property and money held by such Resigning Trustee under each of the Indentures, with like effect as if the Successor Trustee was originally named as Trustee under each of the Indentures. The Resigning Trustee shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, powers, trusts and duties hereby assigned, transferred, delivered and confirmed to the Successor Trustee.

          Section 104. The Resigning Trustee agrees to pay or indemnify the Successor Trustee and save the Successor Trustee harmless from and against any and all costs, claims, liabilities, losses or damages whatsoever (including the reasonable fees, expenses and disbursements of the Successor Trustee's counsel and other advisors), that the Successor Trustee suffers or incurs without gross negligence or bad faith on its part arising out of actions or omissions of the Resigning Trustee. The Successor Trustee will furnish to the Resigning Trustee, promptly after receipt, all papers with respect to any action the outcome of which would make operative the indemnity provided for in this Section. The Successor Trustee shall notify the Resigning Trustee promptly in writing (and, in any event, within no later than 10 days) of any claim for which it may seek indemnity. The Resigning Trustee shall have the option to defend the claim and the Successor Trustee shall cooperate fully in the defense. If the Resigning Trustee shall assume the defense, then the Resigning Trustee shall not pay for separate counsel of the Successor Trustee. The Resigning Trustee shall not be obligated to pay for any settlement made without its consent.

                                   ARTICLE TWO
                                   THE COMPANY

          Section 201. The Company hereby certifies that Exhibit A annexed hereto is a copy of the resolutions which were duly adopted by the Board of Directors of the Company, which are in full force and effect on the date hereof, and which authorize certain officers of the Company to: (a) accept the Resigning Trustee's resignation as Trustee under each of the Indentures; (b) appoint the Successor Trustee as Trustee under each of the Indentures; and (c) execute and deliver such agreements and other instruments as may be necessary or desirable to effectuate the succession of the Successor Trustee as Trustee under each of the Indentures.

          Section 202. Pursuant to Section 610(f) of each of the Indentures, the Company hereby appoints the Successor Trustee as Trustee under each of the Indentures and confirms to the Successor Trustee all the rights, powers, trusts and duties of the Resigning Trustee under each of the Indentures and with respect to all property and money held or to be held under each of the Indentures, with like effect as if the Successor Trustee was originally named as Trustee under each of the Indentures. The Company shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, powers, trusts and duties hereby assigned, transferred, delivered and confirmed to the Successor Trustee.

          Section 203. The Company hereby represents and warrants to the Successor Trustee and the Resigning Trustee that:

               (a) The Securities are validly issued securities of the Company.

               (b) The Company is a variable capital company validly existing under the laws of the United Mexican States.

               (c) This Instrument has been duly authorized, executed and delivered on behalf of the Company and constitutes its legal, valid and binding obligation, subject to bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally and general principles of equity (whether applied by a court of law or equity).

               (d) All conditions precedent relating to the appointment of the Successor Trustee as successor Trustee under each of the Indentures have been complied with by the Company.

                                  ARTICLE THREE
                              THE SUCCESSOR TRUSTEE

          Section 301. The Successor Trustee hereby represents and warrants to the Resigning Trustee and the Company that:

               (a) The Successor Trustee is qualified and eligible under the provisions of Sections 608 and 609 of each of the Indentures to act as Trustee under each of the Indentures.

               (b) This Instrument has been duly authorized, executed and delivered on behalf of the Successor Trustee.

          Section 302. Pursuant to Section 611 of each of the Indentures, the Successor Trustee hereby accepts its appointment as Trustee under each of the Indentures and shall hereby be vested with all the rights, powers, trusts and duties of the Resigning Trustee under each of the Indentures and with respect to all property and money held or to be held under each of the Indentures, with like effect as if the Successor Trustee was originally named as Trustee under each of the Indentures.

          Section 303. Promptly after the execution and delivery of this Instrument, the Successor Trustee, on behalf of the Company, shall cause notices, forms of which is annexed hereto marked Exhibit B to E, to be sent to each Holder.

                                  ARTICLE FOUR
                                  MISCELLANEOUS

          Section 401. Except as otherwise expressly provided or unless the context otherwise requires, all capitalized terms used herein which are defined in each of the Indentures shall have the meanings assigned to them in each of the Indentures.

          Section 402. This Instrument and the resignation, appointment and acceptance effected hereby shall be effective as of the close of business on the date first above written, upon the execution and delivery hereof by each of the parties hereto.

          Section 403. Notwithstanding the resignation of the Resigning Trustee effected hereby, the parties hereto hereby agree that the Resigning Trustee shall continue to be entitled to payment of its fees and expenses and indemnification under Section 607 of each of the Indentures in connection with its prior trusteeship under each of the Indentures. The Company also acknowledges and reaffirms its obligations to the Successor Trustee as set forth in Section 607 of each of the Indentures, which obligations shall survive the execution hereof.

          Section 404. Notwithstanding the resignation of the Resigning Trustee effected hereby, JPMorgan Chase Bank (formerly, The Chase Manhattan Bank) will continue to act as Security Registrar and Paying Agent.

          Section 405. This Instrument shall be governed by and construed in accordance with the laws of the State of New York.

          Section 406. This Instrument may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

          Section 407. All notices, whether faxed or mailed, will be deemed received when sent pursuant to the following instructions:

          TO THE RESIGNING TRUSTEE:

               Mr. James Lewis
               Vice President
               JPMorgan Chase Bank
               Institutional Trust Services

               Four New York Plaza, 15th Floor
               New York, New York 10004
               Fax: (212) 623-6165
               Tel: (212) 623-6759


          TO THE SUCCESSOR TRUSTEE:

               Mr. Gavin Wilkinson
               Vice President
               Corporate Trust Services
               Wells Fargo Bank Minnesota, National Association
               MAC N9303-120
               Sixth and Marquette
               Minneapolis, Minnesota 55479
               Fax: (612) 667-9825
               Tel.: (612) 667-3777

          TO THE COMPANY:

               Mayela Rincon de Velasco
               Chief Financial Officer
               Corporacion Durango, S.A. de C.V.
               Torre Corporativo Durango
               Potasio 150, Ciudad Industrial
               Durango, Durango
               United Mexican States 34208
               Fax: 001-52-829-0048
               Tel.: 001-52-829-1007

          IN WITNESS WHEREOF, the parties hereto have caused this Instrument of Resignation, Appointment and Acceptance to be duly executed as of the day and year first above written.

                              CORPORACION DURANGO, S.A. DE C.V.



                              By  /s/ Mayela Rincon de Velasco
                                  -------------------------------------------
                                  Name: Mayela Rincon de Velasco
                                  Title: Chief Financial Officer



                              JPMORGAN CHASE BANK, as Resigning Trustee



                                By /s/ J.R. Lewis
                                  -------------------------------------------
                                Name: J.R. Lewis
                                  Title: Vice President


                              WELLS FARGO BANK MINNESOTA,
                              NATIONAL ASSOCIATION, as Successor Trustee



                               By /s/ G. Wilkinson
                                  -------------------------------------------
                                  Name: G. Wilkinson
                                  Title: V. President

                                    EXHIBIT A

                          CERTIFIED COPY OF RESOLUTIONS

                          OF THE BOARD OF DIRECTORS OF

                        CORPORACION DURANGO, S.A. DE C.V.

          The undersigned, Gabriel villegas Salazar, hereby certifies that s/he is the duly appointed, qualified and acting Secretary of Corporation Durango, S.A. de C.V., a variable capital company organized under the laws of the United Mexican States (the "Company"), and further certifies that the following is a true and correct copy of certain resolutions duly adopted by the Board of Directors by Unanimous Written Consent of said Company dated February 5, 2003 and that said resolutions have not been amended, modified or rescinded:

          "RESOLVED, that the Company appoint Wells Fargo Bank Minnesota, National Association (the "Successor Trustee") as successor Trustee under (i) the Indenture, dated as of July 25, 1996, between the Company and JPMorgan Chase Bank (the "Resigning Trustee"), as supplemented by the First Supplemental Indenture, dated as of August 27, 2001, between the Company and the Resigning Trustee, (ii) the Indenture, dated as of February 5, 2001, between the Company and the Resigning Trustee, as supplemented by the First Supplemental Indenture, dated as of October 8, 2001, among the Company, Grupo Industrial Durango, S.A. de C.V. and the Resigning Trustee, and as further supplemented by the Second Supplemental Indenture, dated as of June 24, 2002, among the Company, Empaques de Carton Titan, S.A. de C.V., Compania Papelera de Atenquique, S.A. de C.V., Ponderosa Industrial de Mexico, S.A. de C.V., Industrias Centauro, S.A. de C.V. and the Resigning Trustee, (iii) the Indenture, dated as of September 13, 2001, between the Company and the Resigning Trustee, as supplemented by the First Supplemental Indenture, dated as of October 8, 2001, among the Company, Grupo Industrial Durango, S.A. de C.V. and the Resigning Trustee, and as further supplemented by the Second Supplemental Indenture, dated as of June 24, 2002, among the Company, Empaques de Carton Titan, S.A. de C.V., Compania Papelera de Atenquique, S.A. de C.V., Ponderosa Industrial de Mexico, S.A. de C.V., Industrias Centauro, S.A. de C.V. and the Resigning Trustee and
          (iv) the Indenture, dated as of June 24, 2002, between the Company and the Resigning Trustee, as supplemented by the First Supplemental Indenture, dated as of June 24, 2002, among the Company, Empaques de Carton Titan, S.A. de C.V., Compania Papelera de Atenquique, S.A. de C.V., Ponderosa Industrial de Mexico, S.A. de C.V., Industrias Centauro, S.A. de C.V. and the Resigning Trustee (the Indentures described in clauses (i) through (iv) above are hereinafter referred to as the "Indentures"); and that the Company accepts the resignation of the Resigning Trustee as Trustee under each of the Indentures, such resignation to be effective upon the execution and delivery by the Successor Trustee to the Company of an instrument or instruments accepting such appointment as successor Trustee under each of the Indentures; and it is further

          RESOLVED, that the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company be, and each of them hereby is, authorized, empowered and directed to execute and deliver in the name and on behalf of the Company an instrument or instruments appointing the Successor Trustee as the successor Trustee and accepting the resignation of the Resigning Trustee; and it is further

          RESOLVED, that the proper officers of the Company are hereby authorized, empowered and directed to do or cause to be done all such acts or things, and to execute and deliver, or cause to be executed or delivered, any and all such other agreements, amendments, instruments, certificates, documents or papers (including, without limitation, any and all notices and certificates required or permitted to be given or made on behalf of the Company to the Successor Trustee or to the Resigning Trustee), under the terms of any of the executed instruments in connection with the resignation of the Resigning Trustee, and the appointment of the Successor Trustee, in the name and on behalf of the Company as any of such officers, in his/her discretion, may deem necessary or advisable to effectuate or carry out the purposes and intent of the foregoing resolutions; and to exercise any of the Company's obligations under the instruments and agreements executed on behalf of the Company in connection with the resignation of the Resigning Trustee and the appointment of the Successor Trustee."

          IN WITNESS WHEREOF, I have hereunto set my hand as Secretary and have affixed the seal of the Company this 5th day of February, 2003.

                                    By: ______________________________
                                        Name:   Gabriel Villegas Salazar
                                        Title:  Secretary




                                    [SEAL]

                                    EXHIBIT B

Notice to Holders of Corporation Durango, S.A. de C.V.'s (f/k/a Grupo Industrial Durango, S.A. de C.V.) (the "Company") 12 5/8% Notes due 2003 (the "Securities"):

          We hereby notify you of the resignation of JPMorgan Chase Bank (formerly, The Chase Manhattan Bank) as Trustee under the Indenture, dated as of July 25, 1996 (the "Indenture"), pursuant to which your Securities were issued and are outstanding.

          The Issuer has appointed Wells Fargo Bank Minnesota, National Association, whose Corporate Trust Office is located at MAC N9303-120, Sixth and Marquette, Minneapolis, Minnesota, 55479, as successor Trustee under the Indenture, which appointment has been accepted and has become effective.




                              WELLS FARGO BANK MINNESOTA,
                              NATIONAL ASSOCIATION, as successor
                              Trustee



Date:  ___________________________, 2003

                                    EXHIBIT C


Notice to Holders of Corporation Durango, S.A. de C.V.'s (the "Company") 13 1/8% Senior Notes Due 2006 (the "Securities"):

          We hereby notify you of the resignation of JPMorgan Chase Bank (formerly, The Chase Manhattan Bank) as Trustee under the Indenture, dated as of February 5, 2001 (the "Indenture"), pursuant to which your Securities were issued and are outstanding.

          The Issuer has appointed Wells Fargo Bank Minnesota, National Association, whose Corporate Trust Office is located at MAC N9303-120, Sixth and Marquette, Minneapolis, Minnesota, 55479, as successor Trustee under the Indenture, which appointment has been accepted and has become effective.




                              WELLS FARGO BANK MINNESOTA,
                              NATIONAL ASSOCIATION, as successor
                              Trustee



Date:  ___________________________, 2003

                                    EXHIBIT D


Notice to Holders of Corporation Durango, S.A. de C.V.'s (the "Company") 13 1/2% Senior Notes Due 2008 (the "Securities"):

          We hereby notify you of the resignation of JPMorgan Chase Bank (formerly, The Chase Manhattan Bank) as Trustee under the Indenture, dated as of September 13, 2001 (the "Indenture"), pursuant to which your Securities were issued and are outstanding.

          The Issuer has appointed Wells Fargo Bank Minnesota, National Association, whose Corporate Trust Office is located at MAC N9303-120, Sixth and Marquette, Minneapolis, Minnesota, 55479, as successor Trustee under the Indenture, which appointment has been accepted and has become effective.




                              WELLS FARGO BANK MINNESOTA,
                              NATIONAL ASSOCIATION, as successor
                              Trustee

Date:  ___________________________, 2003

                                    EXHIBIT E


Notice to Holders of Corporation Durango, S.A. de C.V.'s (the "Company") 13 3/4% Senior Notes Due 2009 (the "Securities"):

          We hereby notify you of the resignation of JPMorgan Chase Bank as Trustee under the Indenture, dated as of June 24, 2002 (the "Indenture"), pursuant to which your Securities were issued and are outstanding.

          The Issuer has appointed Wells Fargo Bank Minnesota, National Association, whose Corporate Trust Office is located at MAC N9303-120, Sixth and Marquette, Minneapolis, Minnesota, 55479, as successor Trustee under the Indenture, which appointment has been accepted and has become effective.




                              WELLS FARGO BANK MINNESOTA,
                              NATIONAL ASSOCIATION, as successor
                              Trustee



Date:  ___________________________, 2003